 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2025

KATAPULT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39116	84-2704291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5360 Legacy Drive, Building 2 Plano, TX	75024
(Address of principal executive offices)	(Zip Code)

(833) 528-2785
(Registrant’s telephone number, including area code:)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	KPLT	The Nasdaq Stock Market LLC
Redeemable Warrants	KPLTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 20, 2025, we entered into the eighteenth amendment (the “Eighteenth Amendment”) to our Loan and Security Agreement, dated as of May 14, 2019, by and among Katapult SPV-1 LLC, Katapult Group, Inc., Katapult Holdings, Inc., Midtown Madison Management LLC, as administrative, payment and collateral agent and lender, and the lenders party thereto (the “Credit Agreement”) which, among other things, (1) expanded the types of assets we are permitted to count towards our liquidity covenant to include certain deposit payments we have made to the service provider we utilize in connection with our Katapult Pay product, (2) reduced our minimum liquidity covenant from $10 million to $7 million through December 31, 2024 and returned this covenant to $10 million as of January 1, 2025, and (3) increased our maximum total advance rate for the first quarter of 2025 from 120% to 125%.

In connection with our negotiation of a potential new revolving line of credit, working capital line of credit and term loan (the “Potential New Loan Facilities”) which we disclosed in our earnings release for the third quarter of 2024, we are conducting a comprehensive review to determine the updates that would be required to enable us to comply with any new reporting obligations under the Potential New Loan Facilities. During this review, we discovered errors in certain data applications that are primarily used in connection with generating reports required under our Credit Agreement that resulted in the outstanding principal balance of our revolving loans under the Credit Agreement exceeding the amount permitted under the Credit Agreement. Among other things, the Eighteenth Amendment waives any defaults or events of default resulting from errors in any prior borrowing base certificates delivered under our Credit Agreement due to these data application errors. As a result of this amendment and waiver, we are in full compliance with the Credit Agreement.

This description of the Eighteenth Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Eighteenth Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1
Eighteenth Amendment to Loan and Security Agreement, dated as of February 20, 2025, by and among Katapult SPV-1 LLC, Katapult Group, Inc., Katapult Holdings, Inc., and Midtown Madison Management LLC, as administrative, payment and collateral agent and lender, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “believe,” “expect,” “intend,” “will,” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, our ability to consummate the Potential New Loan Facilities on reasonable terms or at all or otherwise refinance our indebtedness in the near term. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable us and our management, are inherently uncertain and are subject to various risks and uncertainties, including, without limitation those risks and uncertainties, including but not limited to, our ability to refinance our indebtedness; meet future liquidity requirements and comply with restrictive covenants related to our long-term indebtedness; and those factors discussed in greater detail in the section entitled “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission (“SEC”), and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 that we filed with the SEC on November 6, 2024 and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the SEC website at www.sec.gov. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report on Form 8-K and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements, other than as may be required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 26, 2025	/s/ Orlando Zayas
		Name:	Orlando Zayas
		Title:	Chief Executive Officer